Exhibit 10.1

PROMISSORY NOTE

US $240,000	Effective July 18, 2014

NOW THEREFORE FOR VALUE RECEIVED, the undersigned, The Mint Leasing, Inc., a Nevada corporation (the “Borrower”), hereby promises to pay to the order of Jerry Parish, an individual (the “Lender“), the principal sum of Two Hundred and Forty Thousand Dollars ($240,000), in lawful money of the United States of America, which shall be legal tender, bearing interest and payable as provided herein. This Promissory Note (this “Note” or “Promissory Note”) has an effective date of July 18, 2014 (the “Effective Date”).  This Note is entered into to evidence amounts loaned by the Lender to the Borrower on the Effective Date.

1.           Interest on this Note shall accrue at a rate of ten percent (10%) per annum.  All past-due principal and interest (which failure to pay such amounts shall be defined herein as an “Event of Default”) shall bear interest at the rate of fourteen percent (14%) per annum until paid in full. All computations of interest shall be made on the basis of a 360-day year for actual days elapsed.  All such interest shall accrue and be paid upon the Maturity Date of the Loan.

2.           This Note (together with accrued and unpaid interest) is payable on July 18, 2015, the “Maturity Date“.

3.           This Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty.

4.           If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding business day.

5.           This Note shall be binding upon the Borrower and inure to the benefit of the Lender named herein and Lender’s respective successors and assigns.

6.           No provision of this Note shall alter or impair the obligation of Borrower to pay the principal of and interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed.

7.           The Borrower will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Borrower, except where the failure to comply could not reasonably be expected to have a material adverse effect on the Borrower.

8.           Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest and any other

Promissory Note

charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate (as defined below).

9.           The Borrower represents and warrants to Lender as follows:

(a)           The execution and delivery by the Borrower of this Note (i) are within the Borrower’s corporate power and authority, and (ii) have been duly authorized by all necessary corporate action.

(b)           This Note is a legally binding obligation of the Borrower, enforceable against the Borrower in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights, and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

10.           If an Event of Default (as defined herein or below) occurs (unless all Events of Default have been cured or waived by Lender), Lender may, by written notice to the Borrower, declare the principal amount then outstanding of, and the accrued interest (if any) and all other amounts payable on, this Note to be immediately due and payable.  The following events and/or any other Events of Default defined elsewhere in this Note are “Events of Default” under this Note:

(a)           the Borrower shall fail to pay, when and as due, the principal or interest payable hereunder (if any) within fifteen (15) days from the due date of such payment; or

(b)           the Borrower shall have breached in any material respect any covenant in this Note, and, with respect to breaches capable of being cured, such breach shall not have been cured within thirty (30) days following the occurrence of such breach; or

(c)           the Borrower shall: (i) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (ii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iii) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; (iv) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (v) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

Promissory Note

(d)           the Borrower shall take any action authorizing, or in furtherance of, any of the foregoing.

11.           In case any one or more Events of Default shall occur and be continuing, Lender may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.  In case of a default in the payment of any principal of or premium, if any, or interest on this Note, the Borrower will pay to Lender such further amount as shall be sufficient to cover the reasonable cost and expenses of collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.  No course of dealing and no delay on the part of Lender in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Lender’s rights, powers or remedies.  No right, power or remedy conferred by this Note upon Lender shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

12.           If from any circumstance any holder of this Note shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the principal amount owing on this Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of principal hereof, the amount of such excessive interest that exceeds the unpaid balance of principal hereof shall be refunded to Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any non-principal payment shall be characterized as an expense, fee or premium rather than as interest; and (ii) all interest at any time contracted for, charged, received or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note. The term “Maximum Rate” shall mean the maximum rate of interest allowed by applicable federal or state law.

13.           This Note may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Note or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Note signed by one party and faxed or scanned and emailed to another party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing party as though an original.  A photocopy or PDF of this Note shall be effective as an original for all purposes.

14.           It is the intention of the parties hereto that the terms and provisions of this Note are to be construed in accordance with and governed by the laws of the State of Texas, except as such laws may be preempted by any federal law controlling the rate of interest which may be charged on account of this Note.  The parties hereby consent and agree that, in any actions predicated upon this Note, venue is properly laid in Texas and that the Circuit Court in and for Harris Country, Texas, shall have full subject matter and

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personal jurisdiction over the parties to determine all issues arising out of or in connection with the execution and enforcement of this Note.

15.           The term “Borrower” as used herein in every instance shall include the Borrower’s successors, legal representatives and assigns, including all subsequent grantees, either voluntarily by act of the Borrower or involuntarily by operation of law and shall denote the singular and/or plural and the masculine and/or feminine and natural and/or artificial persons, whenever and wherever the contexts so requires or properly applies.  The term “Lender” as used herein in every instance shall include the Lender’s successors, legal representatives and assigns, as well as all subsequent assignees, endorsees and Lenders of this Note, either voluntarily by act of the parties or involuntarily by operation of law.  Captions and paragraph headings in this Note are for convenience only and shall not affect its interpretation.  If and whenever this Note shall be assigned and transferred, or negotiated, including transfers to substitute or successor trustees (all of which transfers and assignments shall not require the consent of Borrower), the Lender hereof shall be deemed the “Lender” for all purposes under this Note.

16.           Anything else in this Note to the contrary notwithstanding, in any action arising out of this Agreement, the prevailing party shall be entitled to collect from the non-prevailing party all of its attorneys’ fees.  For the purposes of this Note, the party who receives or is awarded a substantial portion of the damages or claims sought in any proceeding shall be deemed the “prevailing” party and attorneys’ fees shall mean the reasonable fees charged by an attorney or a law firm for legal services and the services of any legal assistants, and costs of litigation, including, but not limited to, fees and costs at trial and appellate levels.

17.           Every provision of this Note is intended to be severable.  If, in any jurisdiction, any term or provision hereof is determined to be invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term or provision in any other jurisdiction, and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.  If a court of competent jurisdiction determines that any covenant or restriction or portion thereof, set forth in this Note is unreasonable or unenforceable, the court shall reduce or modify such covenants or restrictions to those which it deems reasonable and enforceable under the circumstances and, as so reduced or modified, the parties hereto agree that such covenants and restrictions shall remain in full force and effect as so modified.  In the event a court of competent jurisdiction determines that any provision of this Note is invalid or against public policy and cannot be so reduced or modified so as to be made enforceable, the remaining provisions of this Note shall not be affected thereby, and shall remain in full force and effect.

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18.           No modification, amendment, addition to, or termination of this Note, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and signed by all the parties hereto. The Note constitutes the entire agreement of the parties regarding the matters contemplated herein, or related thereto, and supersedes all prior and contemporaneous agreements, and understandings of the parties in connection therewith.

19.           This Note and the repayment of this Note shall be unsecured by Borrower and Lender shall have no rights to any collateral or security interests in connection herewith or the payment of this Note.

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Promissory Note

IN WITNESS WHEREOF, Borrower has duly executed this Promissory Note on July 23, 2014, with an Effective Date as provided above.

“Borrower“

The Mint Leasing, Inc.
(A Nevada Corporation)

/s/ Jerry Parish
Jerry Parish
President

“Lender“

/s/ Jerry Parish
Jerry Parish

Promissory Note